UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 17, 2007, Rainmaker Systems, Inc. (the “Company”) completed an organizational change pursuant to which Mr. Robert Langer’s employment with the Company ended effective September 17, 2007. Mr. Langer was a General Manager within our contract sales business unit and one of the named executive officers identified in our Annual Report on Form 10-K filed on February 26, 2007.

(c) Mr. Moe Bawa, 42, has been hired to replace Mr. Langer as General Manager of the contract sales business unit effective September 17, 2007. Mr. Bawa has over 17 years of experience managing global operations for high volume contract centers and is experienced in managing Fortune 100 accounts. Mr. Bawa was most recently employed by Real Networks as their General Manager of Customer Support beginning in May 2007. Prior to this, Mr. Bawa was employed by Sitel Corporation, a leading global provider of outsourced customer interaction services, from 1999 through 2007 and was most recently their Vice President of Operations and Account Management since 2006. He had previously served as their Director of Global Operations and as a Contract Center Director in the past 5 years. Mr. Bawa’s base salary for 2007 is $170,000 and his target annual bonus for 2007 is 47% of his base salary. Mr. Bawa also is eligible to receive severance benefits of up to 3 months base salary in the event he is terminated without cause and otherwise as provided in his employment contract. A copy of Mr. Bawa’s employment contract dated as of September 17, 2007, is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Executive Employment Agreement dated as of September 17, 2007, by and among Rainmaker Systems, Inc. and Moe Bawa.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

September 20, 2007		/s/ Steve Valenzuela
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer